UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On April 8, 2015, Brent Willis notified the Board of Directors (the “Board”) of Electronic Cigarettes International Group, Ltd. (the “Company”), that he would resign from his position as Chief Executive Officer of the Company as well as a member of the Board, effective immediately. Following Mr. Willis’s resignation, the number of directors on the Board went from five to four.

On April 16, 2015, the Board appointed Daniel J. O’Neill, the Company’s Executive Chairman and a member of the Board of Directors, as the Chief Executive Officer of the Company, effective immediately. Mr. O’Neill will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position as well as other associated duties as the Board reasonably determines.

Mr. O’Neill’s biography was filed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 22, 2015.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. O’Neill.

Related Party Transactions

There are no related party transactions reportable under item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On April 16, 2015, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. O’Neill as the Company’s new Chief Executive Officer. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer